Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 28, 2007 relating to the consolidated financial statements and financial statement schedules of OneBeacon Insurance Group, Ltd., which appears in OneBeacon Insurance Group, Ltd.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

/s/ Pricewaterhouse Coopers LLP

PricewaterhouseCoopers LLP
New York, New York
May 29, 2007